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EXHIBIT 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in this registration statement of Alliant Techsystems Inc. on Form S-8 of our report dated May 9, 2001 (August 6, 2001 as to the second to last paragraph of Note 18 and Note 19) (November 12, 2001 as to Note 17, the first and last paragraphs of Note 18, and as to the effects of the stock split described in Note 1) appearing in the current report on Form 8-K of Alliant Techsystems Inc. filed January 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota January 31, 2002

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  EXHIBIT 23.1
Independent Auditors' Consent